UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2021

MARINE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MPX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Marine Products Corporation announces material financial information and other important information to our investors and other interested parties in a variety of ways, including our investor relations website, press releases, SEC filings, public conference calls and webcast investor presentations. We make all of these materials available on our investor relations website (marineproductscorp.com/Investor-Relations). We use these channels, as well as social media, including but not limited to our YouTube, Instagram, Twitter, Facebook and LinkedIn accounts, to communicate with the public about Marine Products Corporation and its subsidiaries. It is possible that the information we disclose using any of these channels, including the information that we post on social media, could be deemed to be material information. Therefore, we encourage those interested in our company to review the information we disclose on all of these channels, including the information that we post on the social media channels listed below. This list may be updated from time to time on Marine Products Corporation investor relations website.

YouTube Pages:

youtube.com/c/ChaparralBoatsInc

youtube.com/c/RobaloBoatsLLC

Instagram Pages

instagram.com/chaparralboats/

instagram.com/robaloboats/

Twitter Feeds:

@ChaparralBoats twitter.com/ChaparralBoats

@RobaloBoats twitter.com/RobaloBoats

@MarineProdCorp twitter.com/MarineProdCorp

Facebook Pages:

facebook.com/ChaparralBoats

facebook.com/robaloboats

LinkedIn:

linkedin.com/company/chaparral-boats/

linkedin.com/company/robalo-boats-llc/

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation

Date: November 3, 2021	/s/ Ben M. Palmer
Ben M. Palmer
Vice President and Chief Financial Officer